EXHIBIT 10.1

FORM OF INDEMNIFICATION AGREEMENT

FOR DIRECTORS AND OFFICERS

AGREEMENT

This Agreement, made and entered into this          day of                    (“Agreement”), by and between Hormel Foods Corporation, a Delaware corporation (“Company”), and                                              (“Indemnitee”):

WHEREAS, the Bylaws of the Company provide that the Company shall indemnify certain persons, including directors and officers of the Company to the fullest extent permitted by law, subject to certain limitations with respect to proceedings commenced by such persons;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals as directors and officers, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect them from certain liabilities, as permitted under the Delaware General Corporation Law (“DGCL”);

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of protection of such persons against monetary liability for their actions as directors and officers in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Section 145 of the DGCL expressly provides that it is nonexclusive, and therefore contemplates that contracts may be entered into with respect to individuals subject to Section 145 of the DGCL, including directors and officers of the Company; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Company and Indemnitee enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.             Services by Indemnitee.  Indemnitee agrees to serve as a director or officer of the Company, and/or at the request of the Company, as a director, officer, employee or agent of another Enterprise.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).  This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee.

Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries), if any, is at will, and that Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company’s Certificate of Incorporation, the Company’s Bylaws, and the DGCL.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer or director of the Company and/or as a director, officer, employee or agent of another Enterprise.

Section 2.             Indemnification - General.  The Company shall indemnify and hold harmless Indemnitee (i) as provided in this Agreement and (ii) (subject to the provisions of this Agreement and the Bylaws of the Company) to the fullest extent permitted by applicable law in effect on the date hereof and as such law may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)          Proceedings Other Than Proceedings by or in the Right of the Company.  Subject to the provisions of this Agreement, Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of the Indemnitee’s Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company.  Pursuant to this Section 2(a) and subject to the provisions of this Agreement, Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)          Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) but subject to the provisions of this Agreement if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2(b) but subject to the provisions of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification for Expenses may be made.

(c)          Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company to the maximum extent permitted by law shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall not be presumed that Indemnitee has been unsuccessful on the merits or otherwise in such action, suit or proceeding.

Section 3.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 4.             Advancement of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Company, prior to the final disposition of a Proceeding, shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is involved by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

Section 5.             Procedure for Determination of Entitlement to Indemnification.  The parties agree that the following procedures shall apply, to the fullest extent permitted by law:

(a)          To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request (to be delivered in accordance with Section 19 hereof to the Corporate Secretary of the Company), including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Corporate Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee, except to the extent that the Company is materially prejudiced by such failure.

(b)          Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, though less than a quorum, (iii) if there are no such Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iv) if so directed by the Board, by the stockholders.  Notwithstanding the foregoing, the Parties hereto agree, to the extent permitted by law, that if a Change in Control (as hereinafter defined) shall have occurred, the determination shall be made by Independent Counsel.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  The Company shall use its reasonable best efforts to ensure that the person, persons or entity making such determination shall act reasonably and in good faith in making such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to

Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any reasonable costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination, to the fullest extent permitted by law, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company, to the fullest extent permitted by law, hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)          In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Disinterested Directors, even though less than a quorum, or, if there are no such Disinterested Directors, by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof and within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof.  Upon the due commencement of any judicial proceeding pursuant to Section 7(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by Independent Counsel in connection with acting pursuant to Section 5(b) hereof and all reasonable fees and expenses incident to the procedures of this Section 5(c) and to fully indemnity Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or Independent Counsel’s engagement pursuant hereto.

(d)          The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.  The Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

Section 6.             Presumptions and Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel), that Indemnitee has not met such applicable standard of conduct shall create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          If the person, persons or entity empowered or selected under Section 5 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel or by the stockholders pursuant to Section 5(b) of this Agreement if, (i) within thirty (30) days of the request for such determination, the Board or the Disinterested Directors, if appropriate, select Independent Counsel (regardless of whether Indemnitee thereafter objects to such selection pursuant to Section 5(c)) or resolve to submit such determination to stockholders and (ii) a determination is made within ninety (90) days after receipt by the Company of such request.

(c)          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)          For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise, unless Indemnitee has knowledge that makes such reliance unwarranted.  The provisions of this Section 6(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)          The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise other than Indemnitee shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 7.             Remedies of Indemnitee.

(a)          In the event that (i) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (ii) no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iii) payment of indemnification is not made pursuant to Section 2(c), 3, or the last sentence of Section 5(b) within ten (10) days after receipt by the Company of a written request therefor, (iv) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, or (v) payment of indemnification pursuant to this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6(b) of this Agreement, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication, although nothing stated herein shall adversely affect the Company’s right to oppose Indemnitee’s right to indemnification or advances of Expenses if a determination is made pursuant to Section 5(b) or otherwise that Indemnitee is not entitled to indemnification or advances of Expenses.

(b)          If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c)          In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b).

(d)          In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, but only if (and only to the extent) Indemnitee prevails therein.  If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(e)          The Company shall be precluded, to the extent permitted by law, from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

Section 8.             Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)          The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice to the insurers of the commencement of a Proceeding to which Indemnitee has been made a party or is a participant by reason of Indemnitee’s Corporate Status in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)          In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)          The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)          The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Enterprise or under any insurance policy.

Section 9.             Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee or agent of any other Enterprise which Indemnitee served at the request of the Company pursuant to this Agreement; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, the successors of the Company (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), and Indemnitee’s heirs, executors, administrators and legal representatives.

Section 10.          Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 11.          Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, but subject to Section 7(e) hereof, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to:

(a)          any Proceeding (or part thereof, including any counterclaim in any Proceeding) brought by Indemnitee, or any claim therein, unless the bringing of such Proceeding (or part thereof, including any counterclaim in any Proceeding) or making of such claim by the Indemnitee shall have been authorized by the Board; or

(b)          for an accounting of profits made for the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law.

Section 12.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.  For purposes hereof, faxed or otherwise duplicated signatures shall constitute originals and shall be deemed executed by the party whose duplicated signature appears on the counterpart.

Section 13.          Headings.  The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 14.        Definitions.  For purposes of this Agreement:

(a)        “Change in Control” means one or more of the following occurring after the Effective Date:

(i)         50% or more of the directors of the Company shall be persons other than persons

(A)       in favor of whose election proxies shall have been solicited by the Board, or

(B)       who are then serving as directors elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships,

provided that any such person whose initial assumption of office occurs as a result of either an actual or threatened contested election (with any such threat having been made in writing and identifying such individual) shall not be considered to have been elected or appointed pursuant to clause (i)(A) or (B) above;

(ii)        35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding shares of common stock of the Company (“Outstanding Company Common Stock”) is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who does not have 35% or greater ownership as of the Effective Date, provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this clause (ii):

(A)       any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or

(B)       any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or

(C)       any acquisition or beneficial ownership by Indemnitee or any group that includes Indemnitee, or

(D)       any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger or consolidation) or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or consolidation that complies with clause (iii)(A), (B) and (C) in all respects;

(iii)       the Company consummates a merger or consolidation of the Company with or into another entity, or a sale of other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions) (each, a “Business Combination”), other than a Business Combination in which:

(A)       the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, immediately after the Business Combination, more than 50% of, respectively, the then outstanding voting power of the voting securities (or comparable equity interests) entitled to vote generally in the election of directors or similar governing body and the then outstanding common stock of the surviving or acquiring entity in the Business Combination or its direct or indirect parent entity (beneficially owning 100% of the surviving entity) in substantially the same proportions (except for those exercising statutory dissenters rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the Business Combination,

(B)       if voting securities of the direct or indirect parent entity of the Company (after giving effect to the Business Combination) are exchanged for Outstanding Company Voting Securities in the Business Combination, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the Business Combination have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters rights), and

(C)       no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the Business Combination, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the Company or the surviving or acquiring entity resulting from the Business Combination) who does not have 35% or greater ownership as of the Effective Date beneficially owns, directly or indirectly, immediately after the Business Combination, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock (or comparable equity interests) of the Company or the surviving or acquiring entity resulting from the Business Combination, unless a majority of the voting power of voting stock (or the voting equity interest) of the surviving entity or its parent entity or of any entity acquiring all or substantially all of the assets of the Company is, immediately following the merger,  consolidation or disposition of assets, beneficially owned by Indemnitee or a group of persons, including Indemnitee, acting in concert; or

(iv)       the shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

(b)        “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other Enterprise that such person is or was serving at the request of the Company, provided that each reference in this definition, the definition of Enterprise and each other provision of this Agreement to a director, officer, employee or agent of an Enterprise shall be deemed to include a fiduciary of any employee welfare or benefit plan or trust therefor of the Company and/or any other entity constituting an Enterprise.

(c)        “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)        “Effective Date” means the date first written above.

(e)        “Enterprise” shall mean: (i) the Company and/or any entity in which the Company has an equity interest exceeding five percent (5%); (ii) an employee welfare or benefit plan of the Company and/or of any entity in which the Company has an equity interest exceeding five percent (5%); and/or (iii) any other corporation, limited liability company, partnership, joint venture, trust, employee welfare or benefit plan or other entity or enterprise of which Indemnitee is or was serving at the express request of, or with the express approval of, the Company (by the Board, the Company’s Chief Executive Officer or, in respect of its Chief Executive Officer, by its Executive Vice President) as provided for in this Agreement as a director, officer, employee, agent or participant.

(f)        “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being or preparing to be a witness in, or responding to, or objecting to a request to provide discovery in, or otherwise participating in, a Proceeding.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)        “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)        “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise, including any counterclaims therein, and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be or is threatened to be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in Indemnitee’s Corporate Status, in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement, including one pending on or before the date of this Agreement; except one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

(i)         References in this Agreement to “fines” shall include any excise tax assessed with respect to any employee welfare or benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee welfare or benefit plan, its participants or beneficiaries; and a person who acted in good faith and in the manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee welfare or benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 15.        Enforcement.

(a)        The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b)        This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including the Agreement dated                       ,         .

Section 17.        Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 18.        Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder.  Notwithstanding the foregoing, any failure of Indemnitee to so notify the Company, or to provide such notice in a timely fashion, shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise, except to the extent the Company is materially prejudiced by such failure.

Section 19.        Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) if mailed by certified or registered mail, return receipt requested, with postage prepaid, on the third business day after the date on which it is so mailed, or (iv) one (1) business day after deposit with a national recognized overnight courier, specifying next day or next business day delivery, with written verification of receipt:

(a)        If to Indemnitee, to:

(b)        If to the Company, to:

Hormel Foods Corporation

1 Hormel Place

Austin, Minnesota  55912-3680

Attention: Corporate Secretary

Fax: 507-437-5135

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 20.        Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever but contribution is permissible under applicable law, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and its directors, officers, employees and agents, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company and its directors, officers, employees and agents, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

Section 21.        Governing Law and Submission to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

HORMEL FOODS CORPORATION

By:
Name:
Title:

Indemnitee